EXHIBIT 1

[Bayer Letterhead]

Corporate Investor Relations

Bayer receives offer for generics business in France

Leverkusen - The Bayer Group has received a firm offer from Teva Pharmaceutical Industries Ltd. for its generics business in France, including the production site in Sens. For Bayer Pharma France, this offer represents the best development opportunity for these two activities. Teva is an Israeli pharmaceutical manufacturer and is one of the largest generic pharmaceutical companies in the world.

This offer has been outlined to the Worker's Council in the context of the information consultation procedure, prior to the signature of any contractual agreement.

Bayer Pharma France S.A., Puteaux Cedex, has developed over the last five years, a generic business which has allowed its subsidiary Bayer Classics to become the 3 rd generic's laboratory in France. Today, the generics business does not belong to the core business outlined in Bayer's future corporate strategy.

Leverkusen, 2002-02-05

Forward-Looking Statements

This news release contains forward-looking statements based on current assumptions and forecasts made by Bayer Group management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in our public reports filed with the Frankfurt Stock Exchange and with the U.S. Securities and Exchange Commission (including our Form 20-F).The company assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Bayer Aktiengesellschaft
                                            (Registrant)




Date: February 6, 2002              By:     /s/ ALEXANDER ROSAR
                                            ------------------------------------
                                             Name:    Dr. Alexander Rosar
                                             Title:   Head of Investor Relations



                                             /s/ AXEL STEIGER
                                             -----------------------------------
                                             Name:    Dr. Axel Steiger
                                             Title:   Legal Counsel